===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                            American Software, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

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     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                            AMERICAN SOFTWARE, INC.
                           470 East Paces Ferry Road
                            Atlanta, Georgia 30305

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of AMERICAN SOFTWARE, INC. will be held at the offices of the Company, 470 East Paces Ferry Road, Atlanta, Georgia 30305 on Wednesday, August 22, 2001 at 3:30 p.m. for the following purposes:

  1. To elect eight directors of the Company, three of whom will be elected by the holders of Class A Common Shares, and five of whom will be elected by the holders of Class B Common Shares.

  2. To consider and transact such other business as may properly come before the meeting.

  Only shareholders of record of the Company at the close of business on July 12, 2001 will be entitled to vote at the meeting.

  Shareholders are requested to vote, date, sign and mail their proxies in the form enclosed even though they now plan to attend the meeting. If shareholders are present at the meeting, their proxies may be withdrawn, and they may vote personally on all matters brought before the meeting, as described more fully in the enclosed Proxy Statement.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          James R. McGuone,
                                          Secretary

August 2, 2001

                                   IMPORTANT

  We encourage you to attend the shareholders' meeting. In order that there may be a proper representation at the meeting, each shareholder is requested to send in his or her proxy in the enclosed envelope, which requires no postage if mailed in the United States. Attention by shareholders to this request will reduce the Company's expense in soliciting proxies.

                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF SHAREHOLDERS
                          OF AMERICAN SOFTWARE, INC.

                               ----------------

                                 TO BE HELD AT
                            AMERICAN SOFTWARE, INC.
                           470 EAST PACES FERRY ROAD
                               ATLANTA, GEORGIA
                              ON AUGUST 22, 2001

  This Proxy Statement is furnished to Class A shareholders by the Board of Directors of AMERICAN SOFTWARE, INC., 470 East Paces Ferry Road, N.E., Atlanta, Georgia 30305 (the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders on Wednesday, August 22, 2001 at 3:30 p.m., and at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and accompanying proxy card and Notice of Annual Meeting are first being mailed to shareholders on or about August 2, 2001.

  If the enclosed form of proxy is properly executed and returned, the shares represented thereby will be voted in accordance with its terms. If no choices are specified, the proxy will be voted:

  FOR--Election of Dennis Hogue, Dr. John J. Jarvis and Thomas R. Williams as Class A Directors.

  In addition, a properly executed and returned proxy card gives the authority to vote in accordance with the proxy-holders' best judgment on such other business as may properly come before the meeting or any adjournment thereof. Any proxy given pursuant to this solicitation may be revoked, either in writing furnished to the Secretary of the Company prior to the meeting or personally by attendance at the meeting, by the person giving the proxy insofar as the proxy has not been exercised at the meeting.

                               VOTING SECURITIES

Record Date and Voting of Securities

  The Board of Directors has fixed the close of business on July 12, 2001 as the record date for determining the holders of common stock entitled to notice of and to vote at the meeting. On July 12, 2001, the Company had outstanding and entitled to vote a total of 18,697,107 Class A Common Shares ("Class A shares") and 4,082,289 Class B Common Shares ("Class B shares").

  Other than in the election of directors, in which holders of Class A shares and Class B shares vote as separate classes, each outstanding Class A share is entitled to one-tenth vote per share and each outstanding Class B share is entitled to one vote per share on all matters to be brought before the meeting. The Class A directors and the Class B directors will be elected by a majority of the votes cast by the respective classes. Any other matter submitted to the meeting must be approved or ratified by a majority vote of the outstanding shares (adjusted as described above). A one-third quorum of 6,232,369 Class A shares and of 1,360,763 Class B shares is required to be present or represented by proxy at the meeting in order to conduct all of the business expected to come before the meeting. A vote of abstention cast by any shareholder on a particular action will be counted towards the quorum requirement, but will not be counted as a vote for or against the action.

Security Ownership

  Five Percent Shareholders. The only persons known by the Company to own beneficially more than 5% of the outstanding shares of common stock of either class of the Company are those set forth below. Unless otherwise noted, this information is as of June 30, 2001. The statements as to securities beneficially owned are, in each instance, based upon information provided by the person(s) concerned. Except as disclosed in the notes to the table, each person has sole voting and investment power with respect to the entire number of shares shown as beneficially owned by that person.

                                                      Shares         Percent
                        Name and Address of        Beneficially         of
  Title of Class          Beneficial Owner            Owned          Class(1)
  --------------        -------------------        ------------      --------
 CLASS A SHARES    James C. Edenfield...........      191,500(2)(3)     1.0%(4)
                   c/o American Software, Inc.
                   470 East Paces Ferry Road,
                   N. E.
                   Atlanta, Georgia 30305

                   Thomas L. Newberry...........      173,000(2)(5)     0.9%(4)
                   c/o American Software, Inc.
                   470 East Paces Ferry Road,
                   N. E.
                   Atlanta, Georgia 30305

                   Dimensional Fund Advisors,
                   Inc..........................    1,342,112(6)        7.2%
                   1299 Ocean Avenue, 11th Floor
                   Santa Monica, California
                   90401

                   Brown Capital Management,
                   Inc..........................    3,160,000(7)       17.0%
                   1201 N. Calvert Street
                   Baltimore, MD 21202

 CLASS B SHARES    James C. Edenfield...........    2,146,352          52.6%

                   Thomas L. Newberry...........    1,935,937          47.4%

--------
(1) Based on a total of 18,551,096 Class A shares outstanding, plus any shares issuable pursuant to options held by the person in question which may be exercised within 60 days.
(2) Does not include the Class B shares beneficially owned by Mr. Edenfield and Dr. Newberry, which shares are convertible into Class A shares on a share for share basis.
(3) Includes 136,500 shares that may be acquired upon the exercise of stock options exercisable within 60 days. Also includes 55,000 shares held by the James C. and Norma T. Edenfield Foundation, Inc., as to which Mr. Edenfield has shared voting and investment power.
(4) For all matters except the election of directors, which involves class voting, Messrs. Edenfield and Newberry together beneficially own approximately 69.1% of the combined, weighted voting rights of the outstanding Class A and Class B shares. See "Record Date and Voting of Securities," above. If their respective Class B shares were converted into Class A shares, Mr. Edenfield would beneficially own 10.3% of the outstanding Class A shares and Dr. Newberry would beneficially own 9.3% of the outstanding Class A shares.
(5) Includes 70,000 shares that may be acquired upon the exercise of stock options exercisable within 60 days.
(6) Based on Schedule 13G dated February 2, 2001.
(7) Based on Schedule 13G amendment dated February 15, 2001. Of these shares, Brown Capital Management, Inc. has sole voting power over 2,891,500 shares and sole dispositive power over 3,160,000 shares.

  Directors and Executive Officers. The following table shows the shares of common stock of the Company, both Class A and Class B, beneficially owned by each nominee for director, by each executive officer named in the Summary Compensation Table and by all directors and executive officers as a group as of June 30, 2001. The statements as to securities beneficially owned are, in each instance, based upon information provided by the person(s) concerned. Except as disclosed in the notes to the table, each person has sole voting and investment power with respect to the entire number of shares shown as beneficially owned by that person.

                                         Shares
                                      Beneficially
                                          Owned               Percent of Class
     Name of Beneficial Owner       ------------------------ ------------------
      or Description of Group       Class A         Class B  Class A(1) Class B
     ------------------------       -------        --------- ---------- -------
James C. Edenfield................. 191,500(2)(3)  2,146,352    1.0%(4)  52.6%
Thomas L. Newberry................. 173,000(2)(5)  1,935,937    0.9%(4)  47.4%
David H. Gambrell..................  60,000(6)           -0-    0.3%      --
Thomas R. Williams.................  60,000(6)           -0-    0.3%      --
John J. Jarvis.....................     -0-              -0-     --       --
Dennis Hogue.......................     -0-              -0-     --       --
Thomas L. Newberry, V..............     -0-              -0-     --       --
J. Michael Edenfield............... 155,500(6)           -0-    0.8%      --
Paul DiBono, Jr. (7)............... 127,500(6)           -0-    0.7%      --
Vincent C. Klinges.................  50,750(8)           -0-    0.3%      --
Jeffrey W. Coombs (9)..............  29,750(10)          -0-    0.2%      --
ALL DIRECTORS AND EXECUTIVE
 OFFICERS AS A GROUP (12 PERSONS).. 853,000(2)(11) 4,082,289    3.9%      100%

--------
 (1) Based on a total of 18,551,096 Class A shares outstanding, plus any shares issuable pursuant to options held by the person or group in question that may be exercised within 60 days.
 (2) Does not include the Class B shares beneficially owned by Mr. Edenfield and Dr. Newberry, which shares are convertible into Class A shares on a share for share basis.
 (3) Includes 136,500 shares that may be acquired upon the exercise of stock options exercisable within 60 days. Also includes 55,000 shares held by the James C. and Norma T. Edenfield Foundation, Inc. as to which
     Mr. Edenfield has shared voting and investment power.
 (4) For all matters except the election of directors, which involves class voting, Mr. Edenfield and Dr. Newberry together beneficially own approximately 69.1% of the combined, weighted voting rights of the outstanding Class A and Class B shares. See "Record Date and Voting of Securities," above. If their respective Class B shares were converted into Class A shares, Mr. Edenfield would beneficially own 10.3% of the outstanding Class A shares and Dr. Newberry would beneficially own 9.3% of the outstanding Class A shares.
 (5) Includes 70,000 shares subject to options exercisable within 60 days.
 (6) Represents shares subject to options exercisable within 60 days.
 (7) Mr. DiBono retired from the Company effective October 31, 2000.
 (8) Includes 48,750 shares subject to options exercisable within 60 days.
 (9) Mr. Coombs became Executive Vice President and Chief Operating Officer of the American Software USA, Inc., a wholly-owned subsidiary of the Company, effective June 18, 2001. Prior to that time, he served as Senior Vice President of American Software USA, Inc.
(10) Includes 29,250 shares subject to options exercisable within 60 days. Also includes 500 shares held by Jeffrey J. Coombs, minor son of Mr. Coombs, as to which Mr. Coombs may be deemed to share voting and investment power.
(11) Includes 694,500 shares subject to options exercisable within 60 days.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Officers, directors and holders of more than 10% of the Class A shares are required under regulations promulgated by the Commission to furnish the Company with copies of all Section 16(a) forms they file.

  Based upon a review by the Company of filings made under Section 16(a) of the Exchange Act, all Section 16(a) filing requirements applicable to its directors, officers and greater than 10% beneficial owners were complied with.

                             ELECTION OF DIRECTORS

  The directors of the Company are elected annually to hold office until the election and qualification of their successors at the next Annual Meeting. Of the eight directors to be elected, three are to be elected by the holders of the outstanding Class A shares and five are to be elected by the holders of the outstanding Class B shares. The persons named in the enclosed proxy card intend to vote Class A shares for the election of Dennis Hogue, Dr. John J. Jarvis and Thomas R. Williams, the Class A director nominees. In the event any of these individuals should be unavailable to serve as a director, the proxy will be voted in accordance with the best judgment of the person or persons acting under it. The Board of Directors has no reason to believe that any director nominees will be unavailable for election as a director.

  It is anticipated that Mr. Edenfield and Dr. Newberry, who together own all of the Class B shares, will vote their Class B shares in favor of the election of James C. Edenfield, J. Michael Edenfield, David H. Gambrell, Dr. Thomas L. Newberry and Thomas L. Newberry, V as Class B directors. Thus, it is expected that James C. Edenfield and Thomas L. Newberry will continue serving as Class B directors and that J. Michael Edenfield, David H. Gambrell and Thomas L. Newberry, V will be elected as Class B directors.

  J. Michael Edenfield, Dennis Hogue, Dr. John J. Jarvis, and Thomas L. Newberry, V were elected to the Board of Directors by the existing Board members effective June 1, 2001, and have not previously been candidates for election at an annual meeting of shareholders.

  The nominees for director, their ages, their principal occupations for at least the past five years, other public company directorships held by them and the year each was first elected as a director of the Company are set forth below.

                                                                     Year First
                                                                      Elected
     Name of Nominee      Age  Principal Occupation; Directorships    Director
     ---------------      ---  -----------------------------------   ----------
 CLASS A DIRECTORS:
 Dennis Hogue(1)           48 Chief Executive Officer of Global         2001
                              Food Exchange.

 John J. Jarvis(2)         59 Chair of the School of Industrial         2001
                              and System Engineering at the
                              Georgia Institute of Technology.

 Thomas R. Williams(3)     72 President, The Wales Group, Inc.          1989
                              (management and financial advisory
                              services).

 CLASS B DIRECTORS:
 James C. Edenfield(4)     66 President, Chief Executive Officer        1971
                              and Treasurer of American Software,
                              Inc. and American Software USA,
                              Inc.; Chairman of Board of Directors
                              of Logility, Inc.

 J. Michael Edenfield(5)   43 Senior Vice President of American         2001
                              Software, Inc. and President and
                              Chief Executive Officer of Logility,
                              Inc.; currently a Director of
                              Logility, Inc., INSIGHT, Inc.

 David H. Gambrell(6)      71 Partner, Gambrell & Stolz, L.L.P.,        1983
                              Attorneys at Law, Atlanta, Georgia.

 Thomas L. Newberry(7)     68 Chairman of the Board of American         1971
                              Software, Inc.

 Thomas L. Newberry, V(8)  34 Founder and Chief Executive Officer       2001
                              of The 1% Club, Inc.

--------
(1) Mr. Hogue became Chief Executive Officer of Global Food Exchange in January 2001. Prior to joining Global Food Exchange, Mr. Hogue served as President and Chief Executive Officer of E3 Corporation from December 1999 to December 2000. Prior to serving as President and Chief Executive Officer of E3, Mr. Hogue served as Vice President of Sales from November 1996 until April 1997 and President of North America from April 1997 until December 1999. He earned a Bachelor of Science degree in Psychology from Florida State University in 1974.

(2) Dr. Jarvis is currently Chair of the School of Industrial and Systems Engineering at the Georgia Institute of Technology, where he has been a member of the faculty since 1968. Dr. Jarvis was co-founder of CAPS Logistics, Inc., a provider of software and consulting services in logistics, which was acquired by Baan NV in 1998. Dr. Jarvis has served as President of the Institute of Industrial Engineers (IIE), President of the Institute of Management Services (TIMS) and Secretary of the Operations Research Society of America (ORSA). He has served on the Councils of ORSA and TIMS and on the Boards of the Institute for Operations Research and Management Sciences (INFORMS) and IIE. Dr. Jarvis earned a Bachelor of Science degree in Industrial Engineering in 1963 and a Masters of Science degree in Industrial Engineering in 1965, both from the University of Alabama, and a Ph.D. from Johns Hopkins University in 1968.

(3) Mr. Williams is currently President of The Wales Group, Inc., a position he has held since 1987. The Wales Group, Inc. is a closely held corporation engaged in investments and venture capital. In addition to the above directorships, Mr. Williams was a director of Southern Bell from 1980 to 1983 and is a former Chairman of the Board of First Wachovia Corporation, First National Bank of Atlanta and First Atlanta Corporation. He has also served as a trustee of Fidelity Group of Mutual Funds. He holds a Bachelor of Science degree in Industrial Engineering from the Georgia Institute of Technology and a Master of Science degree in Industrial Management from the Massachusetts Institute of Technology.

(4) Mr. Edenfield is a co-founder of the Company and has served as Chief Executive Officer since November 1989, and as Co-Chief Executive Officer prior to that time. Prior to founding the Company, Mr. Edenfield held several executive positions with and was a director of Management Science America, Inc., an Atlanta-based applications software development and sales company. He holds a Bachelor of Industrial Engineering degree from the Georgia Institute of Technology. Mr. Edenfield is the father of J. Michael Edenfield.

(5) Mr. Edenfield has served as President and Chief Executive Officer of Logility, Inc., a majority-owned subsidiary of the Company, since January 1997. From June 1994 until October 1997, he served as Chief Operating Officer of the Company. Mr. Edenfield has served as Executive Vice President of the Company from June 1994 to the present. From May 1987 to June 1994, Mr. Edenfield served in various positions with American Software USA, Inc., a wholly-owned subsidiary of the Company. Mr. Edenfield holds a Bachelor of Industrial Management degree from the Georgia Institute of Technology.

(6) Mr. Gambrell has been a practicing attorney since 1952, and is a partner in the law firm of Gambrell & Stolz, L.L.P., counsel to the Company. He served as a member of the United States Senate from the State of Georgia in 1971 and 1972. Mr. Gambrell holds a Bachelor of Science degree from Davidson College and a J.D. from the Harvard Law School.

(7) Dr. Newberry is a co-founder of the Company and served as Co-Chief Executive Officer of the Company until November 1989. Prior to founding the Company, he held executive positions with several companies engaged in computer systems analysis, software development and sales, including Management Science America, Inc., where he was also a director. Dr. Newberry holds Bachelor, Master of Science and Ph.D degrees in Industrial Engineering from the Georgia Institute of Technology. He is the father of Thomas L. Newberry, V.

(8) Mr. Newberry founded The 1% Club, Inc. in October 1992 and has acted as its Chief Executive Officer since that time. The 1% Club sponsors programs designed to assist entrepreneurs and their families in accomplishing their goals. He is also the author of motivational books and audio programs dedicated to improving performance in business operations and salesmanship. Mr. Newberry earned a Bachelor of Science degree from Georgia State University in 1989.

 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT CLASS A SHAREHOLDERS VOTE
                   "FOR" MESSRS. HOGUE, JARVIS AND WILLIAMS.

  From May 1, 2000 through April 30, 2001, the Board of Directors held four meetings and acted by unanimous written consent on one occasion. No director of the Company attended fewer than 75% of the total meetings of the Board of Directors and committee meetings on which such Board member served and was eligible to attend during this period.

  The Board of Directors has an Audit Committee, which presently consists of Messrs. Gambrell (Chairman), Hogue, Jarvis and Williams. The Audit Committee held two meetings during fiscal 2001. The Securities and Exchange Commission and National Association of Securities Dealers have promulgated rules that require audit committees to be composed of not less than three members who are "independent," as that term is defined in the rules. Three of the four Audit Committee members--Messrs. Hogue, Jarvis and Williams--meet the definition of "independent" set forth in the new rules.

  The rules provide that a director who is a partner in or controlling shareholder or executive officer of any business organization to which the Company made, or from which the Company received, payments that exceed the greater of 5% of the business organization's consolidated gross revenues or $200,000 in any of the past three years is not considered "independent." Mr. Gambrell is a partner in the law firm of Gambrell & Stolz, L.L.P., which provides legal services to the Company and received payments in excess of the above threshold amount. Accordingly, Mr. Gambrell would not be considered "independent" under the rules. See Compensation Committee Interlocks and Insider Participation, below.

  An exception to the independence requirement allows one non-independent director who is not a current employee of the Company or an immediate family member of a current employee to serve on the Audit Committee if the Board, under limited circumstances, determines that membership on the Committee by the individual is in the best interest of the Company and its shareholders, provided that the Board discloses in the next annual proxy statement the nature of the relationship and the reasons for its determination. The Board has determined that Mr. Gambrell's membership on the Committee is in the best interest of the Company and its shareholders because his experience serving as Chairman of the Committee will benefit the new Committee members.

  The Company's Audit Committee Charter, attached as Exhibit "A" hereto, outlines the composition requirements of the Audit Committee as described above, as well as its duties and responsibilities. Under the current charter, the primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board. The functions of the Audit Committee include making an annual recommendation of independent public accountants to the Company, reviewing the scope and results of the independent public accountants' audit, monitoring the adequacy of the Company's accounting, financial and operating controls, reviewing from time to time the Company's periodic financial statements and other financial reports with management and with the independent auditors, and reviewing with management and the independent auditors the financial statements to be included in the Company's annual report.

  Prior to the September 1, 2000 termination of the 1991 Employee Stock Option Plan, the Board had a 1991 Employee Stock Option Plan Committee, consisting of Messrs. Edenfield and Newberry. During fiscal 2001, this Committee met or acted by written consent ten times to grant stock options or take other actions with respect to the Company's 1991 Employee Stock Option Plan. The members of this Committee were not eligible to participate in this Plan. The functions of this Committee were to grant options and establish the terms of those options, as well as to construe and interpret the Plan and to adopt rules in connection therewith.

  Two different committees of the Board administer the 2001 Stock Option Plan, depending on whether the option grant is to an officer or director or to other employees. The Special Stock Option Committee, which consists of David H. Gambrell and Thomas R. Williams, as members of the Compensation Committee, administers stock option grants to executive officers and directors. The Stock Option Committee, which consists of James C. Edenfield and Thomas L. Newberry, administers grants to other employees. During fiscal 2001, the

Stock Option Committee met or acted by written consent nine times to grant stock options or take other actions with respect to the Company's 2001 Stock Option Plan. The Special Stock Option Committee did not meet or act by written consent during fiscal 2001 because all stock option grants to officers and directors during fiscal 2001 were made under the Directors and Officers Stock Option Plan prior to its termination. The Directors and Officers Stock Option Plan was administered by the Compensation Committee. The function of these Committees is to grant options and establish the terms of those options, as well as to construe and interpret the Plan and to adopt rules in connection therewith.

  The Board has a Compensation Committee, consisting of Messrs. Williams (Chairman) and Gambrell, described below in "Certain Information Regarding Executive Officers and Directors--Report on Executive Compensation." The Compensation Committee met or acted by written consent on two occasions during fiscal 2001.

  The Board has no nominating committee or any other committee performing similar functions.

        CERTAIN INFORMATION REGARDING EXECUTIVE OFFICERS AND DIRECTORS

Executive Compensation

  The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and the other executive officers of the Company whose annual compensation exceeded $100,000 during fiscal 2001 (referred to herein as the "named executive officers") for the fiscal years ended April 30, 2001, 2000 and 1999:

                                                  SUMMARY COMPENSATION TABLE
                                    --------------------------------------------------------------
                                                                      Long-Term
                                                                    Compensation
                                                         Bonus or   Awards/Number
                                           Annual      Other Annual   of Option        All Other
        Name and Principal          Fiscal Salary      Compensation    Shares         Compensation
             Position                Year    ($)           ($)         Granted         ($)(1)(2)
----------------------------------- ------ -------     ------------ -------------     ------------
James C. Edenfield.................  2001  434,500           -0-       120,000           97,226(4)(5)
 President and Chief                 2000  434,500           -0-        90,000          113,618(5)(6)
 Executive Officer(3)                1999  434,500           -0-       123,000(7)           948(5)

J. Michael Edenfield...............  2001  259,200(9)        -0-       130,000            4,690(10)(11)
 Executive Vice                      2000  259,200(9)        -0-       140,000(12)        4,440(11)(13)
 President; President of             1999  240,000(9)        -0-       151,000(7)(14)     2,040(11)
 Logility, Inc.(3)(8)

Paul DiBono, Jr....................  2001  114,150           -0-        30,000            1,170(16)
 Senior Vice President(15)           2000  155,052           -0-        30,000            2,324(16)
                                     1999  143,951        10,000        90,000(7)           -0-

Jeffrey W. Coombs..................  2001  181,948        24,875        70,000            2,650(16)
 Senior Vice                         2000  175,948        15,000        30,000            2,400(16)
 President of American               1999  164,799        35,000        67,000(7)           -0-
 Software USA, Inc.(17)

Vincent C. Klinges.................  2001  150,000(18)       -0-        65,000            2,650(16)
 Chief Financial Officer             2000  119,225(18)       -0-        65,000(19)          -0-
                                     1999   97,023        10,000        40,000(7)           -0-

--------
 (1) The Company did not make any contributions for the accounts of these individuals under the Company's Profit Sharing Plan during any of these three years.
 (2) The aggregate amount of perquisites and other personal benefits, securities or property given to each named executive officer, valued on the basis of aggregate incremental cost to the Company, was less than either $50,000 or 10% of the total annual salary and bonus for that executive officer during each of these years.
 (3) James C. Edenfield is the father of J. Michael Edenfield.

 (4) This amount includes $93,628 representing the economic benefit in fiscal 2001 of a split dollar life insurance policy acquired by the Company in fiscal 2000 on the life of Mr. Edenfield (the "split dollar policy") and $2,650 as the matching payment amount contributed by the Company into Mr. Edenfield's 401(k) Plan account.
 (5) Each of these amounts includes $948 reimbursed to Mr. Edenfield for medical insurance coverage obtained through the Company and paid by him.
 (6) This amount includes $110,270 representing the economic benefit of the split dollar policy and $2,400 as the matching payment amount contributed by the Company into Mr. Edenfield's 401(k) Plan account.
 (7) These stock options do not include other stock options granted in fiscal 1999 that were subsequently canceled pursuant to the stock option repricing that occurred on August 31, 1998. The amounts of these options were 35,000 shares for James C. Edenfield, 50,000 shares for J. Michael Edenfield, 30,000 shares for Mr. DiBono, 67,000 shares for Mr. Coombs and 30,000 shares for Mr. Klinges.
 (8) Logility, Inc. is an 85%-owned subsidiary of the Company.
 (9) All of the fiscal 2001, 2000 and 1999 annual salary amounts were paid by Logility, Inc., a majority-owned subsidiary of the Company.
(10) This amount includes $2,650 as the matching payment amount contributed by the Company into Mr. Edenfield's 401(k) Plan account.
(11) Each of these amounts includes $2,040 reimbursed to Mr. Edenfield for medical insurance coverage obtained through the Company and paid by him.
(12) Includes 45,000 stock option shares granted by Logility, Inc.
(13) This amount includes $2,400 as the matching payment amount contributed by the Company into Mr. Edenfield's 401(k) Plan account.
(14) Includes 70,000 stock option shares granted by Logility, Inc.
(15) Mr. DiBono retired from the Company effective October 31, 2000.
(16) This amount represents the matching payment amount contributed by the Company into the officer's 401(k) Plan account.
(17) Mr. Coombs became Chief Operating Officer of American Software USA, Inc., a wholly-owned subsidiary of the Company, effective June 18, 2001. His compensation information is included in this table for informational purposes.
(18) Thirty percent ($45,000) of Mr. Klinges salary was paid by Logility, Inc. in fiscal 2001 and thirty percent ($36,379.50) was paid by Logility, Inc. in fiscal 2000.
(19) Includes 5,000 stock option shares granted by Logility, Inc.

Stock Option Plans

  The Company has outstanding stock options granted pursuant to three stock option plans. The 1991 Employee Stock Option Plan (the "Employee Option Plan") and the Directors and Officers Stock Option Plan (the "Directors and Officers Option Plan") were adopted in 1991. These Plans were terminated effective September 1, 2000 and replaced by the 2001 Stock Option Plan (the "2001 Option Plan"). Options outstanding under the Employee Option Plan and the Directors and Officers Option Plan remain in effect, but no new options may be granted under those plans. The following sections describe these three stock option plans.

  1991 Employee Stock Option Plan. On August 22, 1991, the Company adopted the 1991 Employee Stock Option Plan. The Employee Option Plan was designed to provide certain key employees of the Company and its subsidiaries with additional incentives to increase their efforts on the Company's behalf and remain in the employ of the Company. Options to purchase Class A common shares were granted in the form of both incentive stock options and non-qualified stock options. Participants in this plan were selected from key personnel of the Company or a subsidiary, provided, however, that no director, officer or 10% shareholder of the Company was eligible to participate. The number of options granted under this plan was determined with each grant. Options are exercisable at any time within the option period, but no more than ten years from the date of grant. As of April 30, 2001, there were outstanding under the Employee Stock Option Plan options to purchase 2,048,430 Class A shares.

  Directors and Officers Stock Option Plan. On August 22, 1991, the Company adopted the Directors and Officers Stock Option Plan. The Directors and Officers Option Plan was designed to provide directors and officers of the Company and its subsidiaries with additional incentives to increase their efforts on the Company's behalf and to remain in the employ of the Company or to remain as directors of the Company. Options to purchase Class A common shares were granted in the form of both incentive stock options and non-qualified stock options. Participants in this plan were selected from among the directors and officers of the Company or a subsidiary. The number of options granted under this plan was determined with each grant. Further, each non-employee member of the Board of Directors received an automatic grant of nonqualified options to purchase 5,000 shares on April 30 and October 31 of each year. The option price for such grant was equal to the closing market price of the shares on the date of grant and were exercisable one year after grant. Options are exercisable at any time within the option period, but no more than ten years from the date of grant. As of April 30, 2001, there were outstanding under the Directors and Officers Stock Option Plan options to purchase 1,208,469 Class A shares.

  2001 Stock Option Plan. The 2001 Option Plan became effective September 1, 2000. This plan is designed to attract and retain the best available talent and encourage the highest level of performance by officers, employees, directors, advisors and consultants, and to provide them with incentives to put forth maximum efforts for the success of the Company's business. Options to purchase Class A common shares are granted in the form of both incentive stock options and non-qualified stock options. The number of options granted under this plan is determined with each grant, except with respect to non-employee directors, who receive grants of non-qualified options to purchase 5,000 shares upon election and 3,000 shares at the end of each fiscal quarter. The price of such grants is equal to the closing market price of the shares on the date of grant. Options are exercised at any time within the option period, but no more than 10 years after the date of grant (or 5 years for incentive stock options granted to any person who owns 10% or more of the combined voting power of all classes of capital stock of the Company at the time of grant). A total of 2,000,000 shares are authorized for issuance pursuant to options granted under the 2001 Option Plan. As of April 30, 2001, there were outstanding under the 2001 Option Plan options to purchase 511,250 Class A shares.

  Stock Option Committees. Prior to its termination, the Employee Stock Option Plan was administered by the 1991 Employee Stock Option Plan Committee, consisting of Mr. Edenfield and Dr. Newberry. Prior to its termination, the Directors and Officers Option Plan was administered by the Compensation Committee, consisting of Messrs. Gambrell and Williams. The 2001 Option Plan is administered by two separate committees: (i) the Special Stock Option Committee (comprised of Messrs. Gambrell and Williams, as members of the Compensation Committee) is responsible for option grants to officers and directors, and (ii) the Stock Option Committee (comprised of Mr. Edenfield and Dr. Newberry) is responsible for other option grants.

  The members of these Committees are not eligible to participate in the portion of the Plan that they administer, except pursuant to the formula option grant program for non-employee directors under the 2001 Option Plan. Under the Plans, the functions of these Committees are to grant options and establish the terms of those options, as well as to construe and interpret the respective Plans and adopt rules in connection therewith.

Stock Option Grants

  The following table sets forth information with respect to options granted during fiscal 2001 to each of the named executive officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                         Individual Grants
                                    ----------------------------                  Potential
                                                                              Realized Value at
                                     Percent of                                Assumed Annual
                                    Total Options                              Rates of Stock
                                     Granted to                                     Price
                         Number of  Employees and    Exercise                 Appreciation for
                          Options   Directors in       Price     Expiration    Option Term(2)
          Name           Granted(1)  Fiscal 2001  (Per Share)($)    Date         5%   10%($)
------------------------ ---------  ------------- -------------- ----------   -----------------
James C. Edenfield......   85,640       4.68%          3.938      06/22/10    212,095 / 537,490
                           34,360       1.88%         4.3318      06/22/05      23,853 / 69,077
J. Michael Edenfield....  130,000       7.11%          3.938      06/22/10    321,956 / 815,901
Thomas L. Newberry......    3,000       0.16%           3.25      10/31/10       6,132 / 15,539
                            3,000       0.16%           2.50      01/31/11       4,717 / 11,953
                            3,000       0.16%           1.47      04/30/11        2,773 / 7,028
Thomas R. Williams......    3,000       0.16%           3.25      10/31/10       6,132 / 15,539
                            3,000       0.16%           2.50      01/31/11       4,717 / 11,953
                            3,000       0.16%           1.47      04/30/11        2,773 / 7,028
David H. Gambrell.......    3,000       0.16%           3.25      10/31/10       6,132 / 15,539
                            3,000       0.16%           2.50      01/31/11       4,717 / 11,953
                            3,000       0.16%           1.47      04/30/11        2,773 / 7,028
Paul DiBono, Jr.........   30,000       1.64%          3.938      10/31/01(3)    5,907 / 11,814
Jeffrey W. Coombs.......   50,000       2.73%           4.50      05/19/10     56,601 / 143,437
                           20,000       1.09%          1.906      11/22/10     59,934 / 151,884
Vincent C. Klinges......   65,000       3.56%          3.938      06/22/10    160,978 / 407,950

--------
(1) Such options may not be exercised earlier than one year after the date of grant. Options vest ratably over a period of four years, except for options granted to Messrs. Newberry, Gambrell and Williams as nonemployee directors, which become fully exercisable after one year.

(2) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company's Class A shares and overall market conditions. The amounts reflected in this table may not necessarily be achieved.

(3) Mr. DiBono retired from the Company effective October 31, 2000. His stock options expire one year after his retirement date.

Stock Option Exercises and Outstanding Options

   The following table contains information, with respect to (i) the number of stock options exercised during the last fiscal year, and the values realized in respect thereof, by the named executive officers, and (ii) the number of stock options and the value of said stock options held by the named executive officers as of April 30, 2001.

                                                   Number of        Value of Unexercised
                           Shares             Unexercised Options   In-the-Money Options
                          Acquired    Value       at 04/30/01           at 04/30/01
                             on      Realized    Exercisable/           Exercisable/
          Name           Exercise(#)    ($)      Unexercisable      Unexercisable(1)($)
          ----           ----------- -------- -------------------   --------------------
James C. Edenfield......     -0-       0.00    84,000 / 249,000          -0- / -0-
J. Michael Edenfield....     -0-       0.00    99,250 / 276,750          -0- / -0-
                             -0-       0.00     46,250 / 68,750(2)       -0- / -0-
Paul DiBono, Jr. .......     -0-       0.00       127,500 / -0-          -0- / -0-
Vincent C. Klinges......     -0-       0.00    25,000 / 130,000          -0- / -0-
                             -0-       0.00       1,250 / 3,750(2)       -0- / -0-
Jeffrey W. Coombs.......     -0-       0.00    24,250 / 118,500          -0- / -0-

--------
(1)The market price of Class A shares on April 30, 2001 was $1.47.

(2) Represents number of unexercised stock options of Logility, Inc. The market price of Logility's common stock on April 30, 2001 was $2.64.

Employment Agreement and Bonus Policy

  From May 1, 1983 through April 30, 1995, the compensation of James C. Edenfield, President and Chief Executive Officer of the Company, was determined under an employment contract entered into by him and the Company on January 17, 1983. This contract provided for an annual base salary of $434,500, payable monthly, plus expenses and normal employee fringe benefits. In addition, the contract provided for an annual bonus of 5% of the increase of each fiscal year's pre-tax earnings over the pre-tax earnings of the preceding fiscal year. The contract expired at the end of fiscal 1995, and since that time Mr. Edenfield has continued to be compensated on the same basis as applied under the contract. The Board of Directors, after consulting with the Compensation Committee, determined that the same contract terms would continue through fiscal 2001. Accordingly, during fiscal 2001, Mr. Edenfield's salary was $434,500. He received no bonus under the bonus formula with respect to fiscal 2001. See "Report on Executive Compensation" for a detailed discussion of Mr. Edenfield's compensation in fiscal 2001 and fiscal 2002.

  Pursuant to written plans, Jeffrey W. Coombs, Paul DiBono, Jr. and Vincent
C. Klinges had the potential to receive certain cash bonuses, the amounts of which were determined on the basis of fiscal 2001 performance standards. Accordingly, Mr. Coombs received a bonus in the amount of $24,875 in fiscal 2001. Neither Mr. DiBono nor Mr. Klinges, however, qualified for a bonus under performance standards applicable during fiscal 2001. For fiscal 2002, the bonus plans for Messrs. Coombs and Klinges again will have individualized incentive goals tied to increases in revenues and/or net income, either Company-wide or related to specific areas over which they have responsibility, or both. Mr. DiBono retired from the Company effective October 31, 2000.

Certain Transactions

  The Company leases one of its office facilities from a partnership that is owned entirely by James C. Edenfield and Thomas L. Newberry under a lease that by its terms expired December 31, 1996. An extension of that lease, on a month-to-month basis, has been approved by the disinterested members of the Board of Directors, pending negotiation of a new long-term lease. The Company incurred expenses of approximately $300,000 in fiscal 2000, and approximately $300,000 in fiscal 2001 pursuant to this lease. The current rental rate is $17.00 per square foot. Management believes that the terms of the lease are fair to the Company.

  The Company and Logility have previously entered into various agreements (the "Intercompany Agreements"), including a Services Agreement, a Facilities Agreement, a Marketing License Agreement and a Tax Sharing Agreement. These Agreements and the other Intercompany Agreements are further described in the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 2001, filed with the Securities and Exchange Commission. In fiscal 2001, Logility paid the following aggregate amounts to the Company under the terms of the Intercompany Agreements: Services Agreement--$1,552,000; Facilities Agreement--$763,000; and Marketing License Agreement--$367,000. Under the Tax Sharing Agreement, Logility received no allocation of federal, state and local taxes for fiscal 2001.

  As a result of the various transactions between the Company and Logility, amounts payable to and receivable from Logility arise from time to time. At April 30, 2001, there was a payable from the Company to Logility in the amount of $2,916,000.

Director Compensation

  During fiscal 2001, the Company compensated Dr. Newberry, the Chairman of the Board, at the rate of $18,000 per annum, and other Directors who are not employed by the Company at the rate of $12,000 per annum, plus $600 for each half-day or $1,200 for each full day meeting of the Board of Directors or any committee of the Board that they attended.

  Directors are eligible to receive stock option grants under the Company's 2001 Option Plan, which became effective September 1, 2000. Under the terms of that Plan, newly-elected Directors who are not employed by the Company automatically receive stock option grants of 5,000 shares each upon their initial election and 3,000 shares each as of the end of each fiscal quarter, with exercise prices equal to the market price on the dates of such grants. These options become exercisable one year after the date of grant and expire ten years after the date of grant. They do not terminate if the Director ceases to serve on the Board of the Company after the options become exercisable. Under this program, Messrs. Gambrell, Newberry and Williams each received options to purchase an aggregate of 9,000 shares in fiscal 2001.

Compensation Committee Interlocks and Insider Participation

  Messrs. Gambrell and Williams have been selected by the Board of Directors to serve on the Compensation Committee. Mr. Gambrell is a partner in the law firm of Gambrell & Stolz, L.L.P., which performs legal services for the Company, Logility and AmQUEST, Inc., a wholly-owned subsidiary of the Company. Legal fees in the amount of $746,290 were paid by the Company (including fees paid by Logility and AmQUEST) to that firm during fiscal year 2001 for legal services rendered, in addition to $16,800 in Director fees paid during that year for Mr. Gambrell's service as a Director of the Company and as a member of Board Committees.

Report on Executive Compensation

  The following is the report of the Compensation Committee of the Board of Directors of American Software, Inc. for the fiscal year ended April 30, 2001.

  Meetings. The Compensation Committee met two times formally and conferred informally a number of times during fiscal year 2001. Informal conferences have been held among the members of the Committee, as well as with the Chief Executive Officer, concerning the authority and responsibilities of the Committee.

  Executive Compensation Philosophy. The Committee believes that a compensation program that enables the Company to attract, retain and motivate outstanding executives will assist the Company in meeting its long-range objectives, thereby serving the interests of the Company's shareholders. The compensation program of the Company is designed to achieve the following objectives:

  . Provide compensation opportunities that are competitive with those of companies of a similar size.

  . Create a strong link between the executive's compensation and the Company's annual and long-term financial performance.

  . Include above-average elements of financial risk through performance-based incentive compensation that offers an opportunity for above-average financial reward to the executives.

  Fiscal Year 2002 Compensation of Chief Executive Officer. The Compensation Committee has the responsibility and authority to review and establish compensation for the Chief Executive Officer of the Company, including his participation in stock option plans and the re-evaluation and negotiation of his employment contract. In the previous three fiscal years, the Compensation Committee and the Chief Executive Officer, James C. Edenfield, agreed to extend his existing compensation arrangement on a year-to-year basis. For the fiscal year 2002, the Committee has again decided to continue the Chief Executive Officer's current level of compensation, so that Mr. Edenfield will continue to receive a base salary of $434,500 and a bonus equal to 5% of the increase in the Company's pre-tax earnings for fiscal 2002 over the pre-tax earnings for fiscal 2001. The Compensation Committee's decision to continue this basis for compensation in fiscal 2002 reflects the belief of the Committee and Mr. Edenfield that the Chief Executive Officer's compensation should continue to be tied substantially to growth in earnings and that the existing compensation arrangement meets that objective.

  In extending this basis for compensation of the Chief Executive Officer, the Committee is expressing its view that Mr. Edenfield is paid a reasonable current salary, and that any potential bonus is based on an important corporate financial goal, growth in earnings, which aligns his interests with those of other shareholders. Moreover, Mr. Edenfield is one of the largest shareholders of the Company, and to the extent his performance as CEO translates into an increase in the value of the Company's shares, all shareholders, including Mr. Edenfield, share the benefits.

  As described below under "Split-Dollar Insurance Agreement," Mr. Edenfield's compensation package also includes a split-dollar life insurance policy, established in fiscal 2000.

  Fiscal Year 2001 Compensation of the Chief Executive Officer. The Chief Executive Officer's cash compensation in fiscal year 2001, both salary and bonus, was determined under the terms of the compensation arrangement described above. Accordingly, the Chief Executive Officer did not receive a bonus with respect to fiscal year 2001 as the Company did not have pre-tax earnings in fiscal 2001. During fiscal 2001, the Chief Executive Officer was granted stock options covering 120,000 Class A shares pursuant to the Directors and Officers Stock Option Plan, which was in effect at that time and administered by this Committee. A portion of those stock options (32,208 shares) are classified as incentive stock options, the exercise price for which is $4.33, or 10% above the market price of Class A shares on the date of grant. The remaining option shares are nonqualified stock options, priced at $3.9375 per share, which was the market price on the date of grant. The participation of the Chief Executive Officer and other executive officers of the Company in the 2001 Option Plan is determined by the Compensation Committee, as members of the Special Stock Option Committee, based upon its authority to grant options under that Plan. The Committee did not grant stock options to the current executive officers during fiscal 2001 under this Plan.

  Split-Dollar Insurance Agreement. During the early part of fiscal year 2000, the Committee completed its study of the long-range compensation plan for the Chief Executive Officer of the Company and proposed that the Company provide additional life insurance for the Chief Executive Officer, comparable to coverage provided by other companies to their chief executives. Pursuant to this plan, the Company purchased life insurance policies on the life of Mr. Edenfield having a total face amount of $3,158,833, of which the Company is the owner and co-beneficiary and Mr. Edenfield's designee is co-beneficiary. This "Split Dollar" plan provides obligations and benefits under which the employer and employee divide not only the costs of the policies, but the benefits thereunder, similar to such arrangements made between other like companies and their chief executive officers. The policies are assets of the Company, against which death benefits accrue to Mr. Edenfield.

  Other Executive Officers. The Compensation Committee has responsibility for the review of compensation of other executive officers of the Company, including certain executive officers of operating subsidiaries. (The

American Software Compensation Committee does not have oversight over the compensation of J. Michael Edenfield or any other Logility officers by Logility, Inc., as their Logility compensation is established or reviewed by the compensation committee of Logility's Board of Directors. The American Software Compensation Committee, however, does retain the authority to grant stock options to these officers under the Company's 2001 Stock Option Plan.) To assist in this process, the Committee has reviewed compensation of officers having similar responsibilities with peer group companies, based upon publicly available information. In this regard, the Compensation Committee also consults with the Chief Executive Officer. Through its oversight and control of the 2001 Option Plan, the Compensation Committee has direct authority over the granting of stock options to executive officers. In addition, the Compensation Committee assists the Chief Executive Officer in evaluating and establishing executive bonus plans, which are customized for each executive officer.

  It has been the policy of the Company in consultation with the Compensation Committee to base a substantial portion of executive officer compensation upon the achievement of Company-wide and divisional goals, relating in some cases to growth in revenues, in some cases to growth in net income and in some cases to both of these factors, as well as other factors. Currently, these other factors include the effectiveness of the executive officers in executing the Company's plans for cutbacks and efficiencies in operations. The bonus plans for each of the most highly compensated executive officers reflect this approach.

  Stock option grants are utilized as both a motivating and a compensating factor. Because the performance of executive officers can substantially influence performance of the entire enterprise, grants of stock options have been utilized to create greater incentives for improving Company performance, which the Compensation Committee believes may positively influence the market price for Company stock.

  On June 22, 2000, the Compensation Committee exercised its authority under the Directors and Officers Stock Option Plan, which was in effect at that time, to grant new stock options to various executive officers of the Company, including the Chief Executive Officer, as discussed above. In each instance, the term and size of the options were intended and calculated by the Compensation Committee to reward these officers for their prior performance, to serve as incentive for promotion of Company profitability and other long-term objectives and to maintain their overall compensation at competitive levels.

  During fiscal 2002, as required by its Charter, the Compensation Committee will continue to consult with the Chief Executive Officer with respect to executive officer compensation packages, including salary, bonus, stock options and fringe benefits, to ensure that compensation is appropriately related to individual and Company performance, as well as to competitive compensation standards and other relevant criteria.

  Limitations on Deductibility of Executive Compensation. Since 1994, the Omnibus Budget Reconciliation Act of 1993 has limited the deductibility of executive compensation paid by publicly held corporations to $1 million per employee, subject to various exceptions, including compensation based on performance goals.

  The Company has not adopted a policy with respect to deductibility of compensation since no executive officer currently receives, or has previously received, taxable income in excess of $1 million per year from the Company. The Compensation Committee will continue to monitor compensation levels closely, particularly in areas of incentive compensation. If the Company's performance improves substantially, incentive compensation also can be expected to increase and it may become necessary to adopt a long-term incentive compensation plan structured to take advantage of the tax deductibility provided for plans qualifying under the Act of 1993.

BY THE COMPENSATION COMMITTEE:

Thomas R. Williams, Chairman
David H. Gambrell

                            AUDIT COMMITTEE REPORT

  The Board of Directors has adopted a written audit committee charter, a copy of which is attached as Exhibit "A" hereto. Under the current charter, the primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of the Committee's activities to the Board. In fulfilling its responsibilities with respect to the fiscal year 2001 audit, the Audit Committee:

  . Reviewed and discussed the audited financial statements for the fiscal year ended April 30, 2001 with Company management and KPMG LLP ("KPMG"), the Company's independent auditors;

  . Discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit; and

  . Received written disclosures and the letter from KPMG regarding its independence as required by Independence Standards Board No. 1. The Audit Committee discussed with KPMG their independence from the Company.

  Based on the Audit Committee's review of the audited financial statements and discussions with management and KPMG, the Audit Committee recommended to the Board that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the fiscal year ended April 30, 2001 for filing with the Securities and Exchange Commission.

  The Securities and Exchange Commission and National Association of Securities Dealers have promulgated rules that require audit committees to be composed of not less than three members who are "independent," as that term is defined in the rules. Three of the four Audit Committee members--Messrs. Hogue, Jarvis and Williams--meet the definition of "independent" set forth in the new rules.

  Mr. Gambrell is a partner in the law firm of Gambrell & Stolz, L.L.P., which provides legal services to the Company and has received from the Company compensation for legal services in excess of the threshold amount set forth in the NASD's definition of "independent." Accordingly, Mr. Gambrell ordinarily would not be considered as an "independent" director for this purpose.

  However, an exception to the independence requirement allows one director, who is not "independent" and is not a current employee or an immediate family member of a current employee, to serve on the Audit Committee if the Board, under exceptional and limited circumstances, determines that membership on the Committee by the individual is required in the best interest of the Company and its shareholders and the Board discloses in the next annual proxy statement the nature of the relationship and the reasons for that determination. The Board has determined that Mr. Gambrell's membership on the Committee is required in the best interest of the Company and its shareholders because his significant past experience serving on this Committee and acting as its Chairman will be beneficial to the Committee. Therefore, the Board believes that Mr. Gambrell may continue to serve on the Audit Committee pursuant to this exception and has so advised the NASD.

BY THE AUDIT COMMITTEE:

David H. Gambrell (Chairman)
Dennis Hogue
John J. Jarvis
Thomas R. Williams

                         STOCK PRICE PERFORMANCE GRAPH

  The graph below reflects the cumulative stockholder return (assuming the reinvestment of dividends) on the Company's Class A shares compared to the return of the Nasdaq Composite Index and a peer group index on a monthly basis. The graph reflects the investment of $100 on April 30, 1996 in the Company's Class A shares, the Nasdaq Stock Market--U.S. Companies ("Nasdaq Composite Index") and in a published industry peer group index. The peer group is the Robertson Stephens Hi-Tech Index--Software Group, which is an index of the stock price performance of 67 software companies maintained by Robertson Stephens & Company, an investment banking firm.

                        [STOCK PRICE PERFORMANCE GRAPH]

Index                  4/30/96    7/31/96   10/31/96    1/31/97    4/30/97
-------               --------   --------   --------   --------   --------
American Software
 Actual value           5.5000     4.0000     5.5000     6.9375     5.7500
 Multipler             18.1818    18.1818    18.1818    18.1818    18.1818
 100 base index         100.00      72.73     100.00     126.14     104.55

NASDAQ Composite
 Actual value         1,190.52   1,080.59   1,221.51   1,379.85   1,260.76
 Multipler              0.0840     0.0840     0.0840     0.0840     0.0840
 100 base index         100.00      90.77     102.60     115.90     150.90

Robertson Stephens
 Actual value           629.98     518.26     555.32     614.98     533.49
 Multiplier             0.1587     0.1587     0.1587     0.1587     0.1587
 100 base index         100.00      82.27      88.15      97.62      84.86

Index                 7/31/97    10/31/97    1/31/98    4/30/98    7/31/98
-------              --------    --------   --------   --------   --------
American Software
 Actual value          8.5000     11.7500     9.3750     8.1875     5.7500
 Multipler            18.1818     18.1818    18.1818    18.1818    18.1818
 100 base index        154.55      213.64     170.45     148.86     104.55

NASDAQ Composite
 Actual value        1,593.81    1,593.61   1,619.36   1,868.41   1,872.39
 Multipler             0.0840      0.0840     0.0840     0.0840     0.0840
 100 base index        133.88      133.86     136.02     156.94     157.27

Robertson Stephens
 Actual value          717.73      762.76     753.97     960.43     851.94
 Multiplier            0.1587      0.1587     0.1587     0.1587     0.1587
 100 base index        113.93      121.08     119.68     152.45     135.23

Index                10/31/98   1/31/99   4/30/99   7/31/99  10/31/99
-------              --------  --------  --------  --------  --------
American Software
 Actual value          2.8125    2.8750    2.7500    3.6250    3.0625
 Multipler            18.1818   18.1818   18.1818   18.1818   18.1818
 100 base index         51.14     52.27     50.00     65.91     55.68

NASDAQ Composite
 Actual value        1,771.39  2,505.89  2,542.86  2,638.49  2,966.43
 Multipler             0.0840    0.0840    0.0840    0.0840    0.0840
 100 base index        148.79    210.49    213.59    221.63    249.17

Robertson Stephens
 Actual value          845.88  1,143.64  1,109.17  1,178.87  1,421.55
 Multiplier            0.1587    0.1587    0.1587    0.1587    0.1587
 100 base index        134.27    181.54    176.06    187.13    225.65


Index                 1/31/00   4/30/00   7/31/00  10/31/00   1/31/01   4/30/01
-------              --------  --------  --------  --------  --------  --------
American Software
 Actual value         11.9375    7.5000    6.0000    3.2500    2.5000    1.4700
 Multipler            18.1818   18.1818   18.1818   18.1818   18.1818   18.1818
 100 base index        217.05    136.36    109.09     59.09     45.45     26.73

NASDAQ Composite
 Actual value        3,940.35  3,860.66  3,766.99  3,369.63  2,772.73  2,116.24
 Multipler             0.0840    0.0840    0.0840    0.0840    0.0840    0.0840
 100 base index        330.98    324.28    316.42    283.04    232.90    177.76

Robertson Stephens
 Actual value        2,220.83  2,618.15    999.27  1,054.44  1,222.39  1,038.02
 Multiplier            0.1587    0.1587    0.1587    0.1587    0.1587    0.1587
 100 base index        352.52    415.59    158.62    167.38    194.04    164.77


                             INDEPENDENT AUDITORS

General

  During the fiscal year ended April 30, 2001, the Company engaged KPMG LLP ("KPMG") to provide certain audit services, including the audit of the annual financial statements, a review of the quarterly financial data furnished by the Company to the SEC for the quarters ended July 31, 2000, October 31, 2000 and January 31, 2001, services performed in connection with filing this Proxy Statement and the Annual Report on Form 10-K by the Company with the SEC, attendance at meetings with the Audit Committee and consultation on matters relating to accounting, tax and financial reporting. KPMG has acted as independent certified public accountants for the Company since 1983. Neither KPMG nor any of its associates has any relationship to the Company or any of its subsidiaries except in its capacity as independent certified public accountants.

  The Company expects that representatives of KPMG will attend the Annual Meeting of Shareholders. These representatives will be available to respond to appropriate questions raised orally and will be given the opportunity to make a statement if they so desire. The Board of Directors has appointed KPMG to act as the Company's independent auditors for the fiscal year ending April 30, 2002.

Principal Accounting Firm Fees

  The aggregate fees billed to the Company for the fiscal year ended April 30, 2001 for services rendered are as follows:

   Type of Services         Amount of Fee
   ----------------         -------------
   Audit Fees..............   $159,000
   Financial Information
    Systems Design and
    Implementation Fees....        -0-
   All Other Fees..........   $363,562

  The Audit Committee has considered the compatibility of the non-audit services performed by and fees paid to KPMG in fiscal 2001 and the proposed non-audit services and proposed fees for fiscal 2002 and determined that such services and fees were compatible with the independence of the auditors. During fiscal 2001, KPMG did not utilize any leased personnel in connection with the audit.

                             SHAREHOLDER PROPOSALS

  Proposals of shareholders intended to be presented at the 2002 Annual Meeting of Shareholders must be forwarded in writing and received at the principal executive offices of the Company no later than April 4, 2002, directed to the attention of the Secretary, for consideration for inclusion in the Company's proxy statement for the 2002 Annual Meeting of Shareholders. Any such proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission.

                                 OTHER MATTERS

  As of the date of this Proxy Statement, the Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matter for action at the Annual Meeting other than those specifically referred to in this Proxy Statement. If other matters properly come before the meeting, it is intended that the holders of the proxies will act in respect thereto in accordance with their best judgment.

  The cost of this solicitation of proxies will be borne by the Company. In addition to solicitation by mail, employees of the Company may solicit proxies by telephone, in writing or in person. The Company may request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of stock held of record and will reimburse such persons for any reasonable expense in forwarding the material.

  Copies of the 2001 Annual Report of the Company are being mailed to shareholders together with this Proxy Statement, proxy card and Notice of Annual Meeting of Shareholders. Additional copies may be obtained from Pat McManus, Investor Relations, 470 East Paces Ferry Road, Atlanta, Georgia 30305.

  A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED APRIL 30, 2001, AS FILED WITH THE SECURITIES AND EXCHANGE
  COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO SHAREHOLDERS
  BENEFICIALLY OR OF RECORD AT THE CLOSE OF BUSINESS ON JULY 12, 2001, ON REQUEST TO PAT McMANUS, INVESTOR RELATIONS, 470 EAST PACES FERRY ROAD, ATLANTA, GEORGIA 30305.

                                          By Order of the Board of Directors,

                                          James R. McGuone, Secretary

Atlanta, Georgia
August 2, 2001

                                  EXHIBIT "A"

                            AMERICAN SOFTWARE, INC.

                            AUDIT COMMITTEE CHARTER

  I. Organization.

  There shall be an Audit Committee (the "Committee") selected by the Board of Directors (the "Board") as soon as practicable, which shall be composed of not less than three members of the Board, each of whom is independent of Company management. Committee members shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All Committee members, either at the time of their appointment to the Committee or within a reasonable time thereafter, must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement. At least one Committee member must have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background.

  II. Statement of Policy.

  The Audit Committee shall provide assistance to the Board of Directors in fulfilling its oversight responsibility to the shareholders, potential shareholders, the investment community and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, the internal accountants and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention, with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel or other experts for this purpose.

  III. Responsibilities and Processes.

  The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of the Committee's activities to the Board. Management is responsible for preparing the Company's financial statements and the independent auditors are responsible for auditing those financial statements. In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices and ethical behavior.

  The following are the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. These processes are a guide and may be supplemented by the Committee or the Board as it deems appropriate.

  (1) The Audit Committee shall recommend annually to the Board of Directors the accounting firm to be selected by the Board to act as independent auditors of the Company, who shall be accountable to the Board and the Committee as representatives of the Company's shareholders. The Committee shall have authority to evaluate and replace the independent auditors if appropriate. The Committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standard Board.

  (2) The Committee shall discuss with both the Company's internal accountants and the independent auditors the overall scope and plans for all audits, including the adequacy of staffing and compensation. Also, the Committee shall discuss with management, the internal accountants, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the Committee shall meet separately with the internal accountants and the independent auditors, with and without management present, to discuss the results of their examinations.

  (3) The Committee shall from time to time review the periodic financial statements and other financial reports of the Company with management, and with the independent auditors. The Chair of the Committee may represent the entire Committee for the purposes of any such review. The Committee shall also discuss matters required to be communicated to the Company by the independent auditors under generally accepted auditing standards.

  (4) The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

                             FOLD AND DETACH HERE
-- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- --
                            AMERICAN SOFTWARE, INC.

               PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                   ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                         AUGUST 22, 2001 AT 3:30 P.M.
                         AT THE OFFICES OF THE COMPANY
                        470 EAST PACES FERRY ROAD, N.E.
                               ATLANTA, GEORGIA
                     FOR HOLDERS OF CLASS A COMMON SHARES

The undersigned hereby appoints James C. Edenfield and Thomas L. Newberry, or either of them, attorneys and proxies, each with full power of substitution to vote, in the absence of the other, all Class A Common Shares of AMERICAN SOFTWARE, INC. held by the undersigned and entitled to vote at the Annual Meeting of Shareholders to be held on August 22, 2001 and at any adjournment or adjournments thereof, in the transaction of such business as may properly come before the meeting, and particularly the proposals stated below, all in accordance with and as more fully described in the accompanying Proxy Statement.

It is understood that this proxy may be revoked at any time insofar as it has not been exercised and that the shares may be voted in person if the undersigned attends the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSAL:

Election of Class A Directors. Three Class A Directors to be elected.

  Nominees:      Dennis Hogue       [_] FOR  [_] WITHHOLD AUTHORITY

                 John J. Jarvis     [_] FOR  [_] WITHHOLD AUTHORITY

                 Thomas R. Williams [_] FOR  [_] WITHHOLD AUTHORITY

                             FOLD AND DETACH HERE
-- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- --
THE CLASS A SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER ON THE REVERSE OF THIS PROXY CARD, OR IF NO DIRECTION IS GIVEN, THEY WILL BE VOTED FOR THE ABOVE PROPOSAL. IN THEIR DISCRETION, THE PROXYHOLDERS ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

                                              ---------------------------------
                                                        Signature

                                              ---------------------------------
                                                Signature if held jointly

                                              Please vote, sign, date and
                                              return this proxy card promptly,
                                              using the enclosed envelope.

                                              Dated: ____________________, 2001

                                              IMPORTANT:
                                                       Please sign this Proxy
                                                       exactly as your name or
                                                       names appear hereon. If
                                                       shares are held
                                                       jointly, signatures
                                                       should include both
                                                       names. Executors,
                                                       administrators,
                                                       trustees, guardians and
                                                       others signing in a
                                                       representative capacity
                                                       should please give
                                                       their full titles.